UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 17, 2013

Date of Report (Date of earliest event reported)

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 36th Avenue West Everett, Washington		98203-1264
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On September 17, 2013, Intermec, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Hawkeye Merger Sub Corp., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of Honeywell International Inc. (“Parent”), pursuant to an Agreement and Plan of Merger, dated as of December 9, 2012, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2012 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, the Company repaid all outstanding amounts, including applicable fees and expenses, owed under the Company’s Amended and Restated Credit Agreement dated as of January 14, 2011 (as amended through the date hereof, the “Credit Agreement”), with Wells Fargo Bank, National Association (“Wells Fargo”). Also in connection with the completion of the Merger and the repayment of all outstanding amounts owed thereunder, the Credit Agreement was terminated on September 17, 2013. Wells Fargo is also acting as Parent’s paying agent for the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information disclosed under the Introductory Note, Item 3.01 and Item 5.01 is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2013, the Company notified the New York Stock Exchange LLC ( “NYSE”) of the effectiveness of the Merger. In connection therewith, the Company informed NYSE that each outstanding share of the Company’s common stock, par value $0.01 per share, other than shares held in the treasury of the Company or by Parent, Merger Sub or any subsidiary of Parent, or owned by stockholders who have perfected appraisal rights under Section 262 of the Delaware General Corporation Law (“DGCL”), was automatically converted into the right to receive $10.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), and requested that NYSE file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on NYSE. Trading in the Company’s common stock was suspended before market open on September 17, 2013, and the Company’s common stock will be delisted. In addition, the Company intends to file a certification on Form 15 to suspend its reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held in the treasury of the Company or by Parent, Merger Sub or any subsidiary of Parent, or shares owned by stockholders who have perfected appraisal rights under Section 262 of the DGCL) was automatically converted into the right to receive the Merger Consideration. Upon the effective time of the Merger, the Company’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration or, if they have perfected appraisal rights under Section 262 of the DGCL with respect to their shares, the “fair value” for their shares as determined in accordance with Section 262 of the DGCL).

Item 5.01	Changes in Control of the Registrant.

On September 17, 2013, pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. As part of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held in the treasury of the Company or by Parent, Merger Sub or any subsidiary of Parent, or shares owned by stockholders who have perfected appraisal rights under Section 262 of the DGCL), was automatically converted into the right to receive the Merger Consideration. The Parent was the funding source of the approximately $600 million of aggregate Merger Consideration. The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of Allen J. Lauer (who also resigned as Interim President and Chief Executive Officer), Keith L. Barnes, Eric J. Draut, Gregory K. Hinckley, Lydia H. Kennard, Stephen P. Reynolds, Steven B. Sample, Oren G. Shaffer, and Larry D. Yost voluntarily resigned from the board of directors of the Company and any board committees of which they were members at the effective time of the Merger.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company.

Also pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of the Company. John Tus, age 54, is the President and Treasurer of the Company. Mr. Tus also has served as Vice President & Treasurer of Parent since September 2003.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the certificate of incorporation and bylaws of the Company in effect immediately prior to the effective time of the Merger were amended and restated in their entirety. The amended and restated certificate of incorporation and amended and restated bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among the Company, Parent and Merger Sub dated as of December 9, 2012 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed by the Company on December 10, 2012)

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc. (Registrant)

Date: September 17, 2013	By:	/s/ YUKIO MORIKUBO
	Name:	Yukio Morikubo
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among the Company, Parent and Merger Sub dated as of December 9, 2012 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated December 10, 2012)

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws